Exhibit 10.5(b)

The Trade Desk, Inc.

2010 STOCK PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase Common Stock of The Trade Desk, Inc. (the “Company”):

Name of Optionee:

Total Number of Option Shares:

Type of Option	Incentive Stock Option

Exercise Price Per Share:	$

Date of Grant:

Date Exercisable / Vesting Schedule:

This option may be exercised with respect to the first 25% of the Shares subject to this option when the Optionee completes 12 months of continuous Service after the Vesting Commencement Date. This option may be exercised with respect to 1/36th of the remaining number of unvested Shares subject to this option when the Optionee completes each month of continuous Service thereafter.

Vesting Commencement Date:

Expiration Date:	10 years from grant date

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 2010 Stock Plan and the Stock Option Agreement, both of which are made a part of this document.

In addition, you agree and acknowledge that your rights to any Option Shares will be earned only as you provide services to the Company over time, that the grant of the Option is not as consideration for services you rendered to the Company prior to your Vesting Commencement Date, and that nothing herein or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

The per share “Exercise Price” is intended to be at least equal to the fair market value of the Company’s Common Stock at the date of grant. The Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree. If the IRS does not agree and asserts the fair market value at the time of grant is higher than the Exercise Price, the IRS could seek to impose greater taxes on you, including interest and penalties under Internal Revenue Code Section 409A. While the Company thinks this is an unlikely event, the Company cannot provide absolute assurance and you may want to consult your own tax adviser with any questions.

(a)	Optionee	The Trade Desk, Inc.

Jeff Green, CEO

The Trade Desk, Inc.

2010 STOCK PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase Common Stock of The Trade Desk, Inc. (the “Company”):

Name of Optionee:

Total Number of Option Shares:

Type of Option	Incentive Stock Option

Exercise Price Per Share:	$

Date of Grant:

Date Exercisable / Vesting Schedule:	This option may be exercised with respect to 1/48th of the Option Shares when the Optionee completes each month of continuous Service following the Vesting Commencement Date.

Vesting Commencement Date:

Expiration Date:	10 years from grant date

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 2010 Stock Plan and the Stock Option Agreement, both of which are made a part of this document.

In addition, you agree and acknowledge that your rights to any Option Shares will be earned only as you provide services to the Company over time, that the grant of the Option is not as consideration for services you rendered to the Company prior to your Vesting Commencement Date, and that nothing herein or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

The per share “Exercise Price” is intended to be at least equal to the fair market value of the Company’s Common Stock at the date of grant. The Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree. If the IRS does not agree and asserts the fair market value at the time of grant is higher than the Exercise Price, the IRS could seek to impose greater taxes on you, including interest and penalties under Internal Revenue Code Section 409A. While the Company thinks this is an unlikely event, the Company cannot provide absolute assurance and you may want to consult your own tax adviser with any questions.

(b)	Optionee	The Trade Desk, Inc.

Jeff Green, CEO

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

The Trade Desk, Inc.
 2010 STOCK PLAN:
STOCK OPTION AGREEMENT

SECTION 2.                         Grant Of Option.

(a)                                 Option.  On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Optionee on the Date of Grant the option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant.  This option is intended to be an ISO or a Nonstatutory Option, as provided in the Notice of Stock Option Grant.

(b)                                 Stock Plan and Defined Terms.  This option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received (either in written form or through electronic access).  The provisions of the Plan are incorporated into this Agreement by this reference.  Capitalized terms are defined in Section 14 of this Agreement.

SECTION 3.                         Right To Exercise.

Exercisability.  Subject to the conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant.

SECTION 4.                         No Transfer Or Assignment Of Option.

Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 5.                         Exercise Procedures.

(a)                                 Notice of Exercise.  The Optionee or the Optionee’s representative may exercise this option by giving written notice to the Company (which may be in electronic format, if so determined by the Committee).  The notice shall specify the election to exercise this option, the number of Shares for which it is being exercised and the form of payment.  The notice shall be signed by the person exercising this option.  In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option.  The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Purchase Price.

(b)                                 Issuance of Shares.  After receiving a proper notice of exercise, the Company shall, in the discretion of the Committee, either cause to be issued a certificate or certificates for the Shares as to which this option has been exercised or cause such Shares to be entered in the Company’s records in book entry form, in either case, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship).  To the extent that any certificates are issued in accordance with the foregoing, the Company shall cause such certificate or certificates to be deposited in escrow or delivered to or upon the order of the person exercising this option.

(c)                                  Withholding Taxes.  In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements.  The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

SECTION 6.                         Payment For Stock.

(a)                                 Cash.  All or part of the Purchase Price may be paid in cash or cash equivalents.

(b)                                 Surrender of Stock.  With the consent of the Board of Directors, in its sole discretion, all or any part of the Purchase Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee.  Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when this option is exercised.  The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Purchase Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

(c)                                  Exercise/Sale.  If Stock is publicly traded, all or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(d)                                 Exercise/Pledge.  If Stock is publicly traded, all or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

(e)                                  Promissory Note.  With the consent of the Board of Directors, in its sole discretion, all or part of the Purchase Price, other than the par value of any Shares, which must be paid in cash or cash equivalents, may be paid with a full-recourse promissory note.  The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon.  The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code.  Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

SECTION 7.                         Term And Expiration.

(a)                                 Basic Term.  This option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date is 10 years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant and Section 3(b) of the Plan applies).

(b)                                 Termination of Service.  (Except by Death).  If the Optionee’s Service terminates for any reason other than death, then this option shall expire on the earliest of the following occasions:

(1)                                 The expiration date determined pursuant to Subsection (a) above;

(2)                                 The date three months after the termination of the Optionee’s Service for any reason other than Disability;

(3)                                 The date six months after the termination of the Optionee’s Service by reason of Disability; or

(4)                                 The date of the termination of the Optionee’s Service for Cause.

The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option had become exercisable before the Optionee’s Service terminated.  When the Optionee’s Service terminates, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable.  In the event that the Optionee dies after termination of Service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s Service terminated.

(c)                                  Death of the Optionee.  If the Optionee dies while in Service, then this option shall expire on the earlier of the following dates:

(1)                                 The expiration date determined pursuant to Subsection (a) above; or

(2)                                 The date 12 months after the Optionee’s death.

All or part of this option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death.  When the Optionee dies, this option shall expire immediately with respect to the number of Shares for which this option is not yet exercisable.

(d)                                 Leaves of Absence.  For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(e)                                  Notice Concerning ISO Treatment.  If this option is designated as an ISO in the Notice of Stock Option Grant, it ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised (i) more than three months after the date the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22 (e)(3) of the Code), (ii) more than 12 months after the date the Optionee ceases to be an Employee by reason of such permanent and total disability or (iii) after the Optionee has been on a leave of absence for more than 90 days, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

SECTION 8.                         Right of Repurchase.

(a)                                 Scope of Repurchase Right.  If Optionee’s Service terminates, the Company shall have the right (but not an obligation) to repurchase all of Optionee’s Shares) at (i) the Fair Market Value of such Shares as of the date Purchaser’s Service terminates if Purchaser’s Service terminates for any reason other than Cause; or (ii) the lower of the Exercise Price or the then-current Fair Market Value for each of the Shares being repurchased if Purchaser’s Service is terminated for Cause.  Optionee shall not transfer, assign, encumber or otherwise dispose of any Shares while they are subject to the Company’s Right of Repurchase, except as provided for in the following sentence.  The optionee may transfer Shares (i) by beneficiary designation, will or intestate succession or (ii) to the Optionee’s spouse, children or to a trust established by the Optionee for the benefit of the Optionee or the Optionee’s spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.  If the Optionee transfers any Shares acquired under this

Agreement, then this Section 7 shall apply to the Transferee to the same extent as to the Optionee.

(b)                                 Condition Precedent to Exercise.  The Right of Repurchase shall be exercisable only during the 90-day period next following the date when the Optionee’s Service terminates for any reason, with or without cause, including (without limitation) death or disability, or in the case of Shares issued upon exercise of options after the date when the Optionee’s service terminates, within 180 days after the date of exercise.

(c)                                  Exercise of Repurchase Right.  The Right of Repurchase shall be exercisable only by written notice delivered to the Optionee prior to the expiration of the 180-day period specified in Subsection (b) above.  The notice shall set forth the date on which the repurchase is to be effected, which date shall be not more than 30 days after the date of notice.  The certificate(s) representing the Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company properly endorsed for transfer.  The Company shall, concurrently with the receipt of such certificate(s), pay to the Optionee the purchase price determined according to Subsection (a) above.  Payment shall be made in cash or by canceling indebtedness to the Company incurred by the Optionee in the purchase of the Shares.  The Right of Repurchase shall terminate with respect to any Shares for which it has not been timely exercised pursuant to this Subsection (c).

(d)                                 Additional Shares or Substituted Securities.  In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Shares subject to this Section 7 or into which such Shares thereby become convertible shall immediately be subject to this Section 7.  Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 7.

(e)                                  Termination of Right of Repurchase.  The Right of Repurchase set forth in this Section 7 shall terminate upon any underwritten public offering by the Company of its securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering.

(f)                                   Termination of Rights as Stockholder.  If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 7, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement).  Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 9.                         Consent for Transfers; Right Of First Refusal.

(a)                                 Consent to Transfer.  The Optionee shall not sell, pledge, assign or otherwise transfer or encumber any Shares or any interest therein without the prior written consent of the Company, which may be withheld in the Company’s sole discretion, prior to the earliest of (i) a Change of Control; (ii) the Company’s initial public offering; or (iii) seven years following the purchase of the Shares upon exercise of the option.

(b)                                 Right of First Refusal.  In the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares (either because the Company has consented under Section 8(a) above or the applicable time period has lapsed or otherwise), the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares.  If the Optionee desires to transfer Shares acquired under this Agreement, the Optionee shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws.  The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares.  The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (c) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.  The Company’s rights under this Subsection (b) shall be freely assignable, in whole or in part.

(c)                                  Transfer of Shares.  If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Optionee may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Optionee is bound.  Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (b) above.  If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(d)                                 Additional Shares or Substituted Securities.  In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Shares subject to this Section 8 or into which such Shares thereby become convertible shall immediately be subject to this Section 8.  Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 8.

(e)                                  Termination of Right of First Refusal.  Any other provision of this Section 8 notwithstanding, in the event that the Stock is readily tradable on an established securities market when the Optionee desires to transfer Shares, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed by Subsections (b) and (c) above.

(f)                                   Permitted Transfers.  This Section 8 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to the Optionee’s spouse, children or to a trust established by the Optionee for the benefit of the Optionee or the Optionee’s spouse, children or grandchildren, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.  If the Optionee transfers any Shares acquired under this Agreement, either under this Subsection (f) or after the Company has failed to exercise the Right of First Refusal, then this Section 8 shall apply to the Transferee to the same extent as to the Optionee.

(g)                                  Termination of Rights as Stockholder.  If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 8, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement).  Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

SECTION 10.                  Approved Sale Transactions.

In the event that a Change of Control is approved by the Company’s Board of Directors and the holders of a majority of the Company’s outstanding common stock (making such proposed transaction an “Approved Sale”), then Purchaser agrees to take the actions set forth in Sections 6(a)-(d) below.  In addition to any other restrictions set forth herein, any transfer of the Shares shall be conditioned upon, the transferee agreeing in writing, on a form prescribed by the Company, to be bound by all provisions of this Section 5.

(a)                                 If the Approved Sale requires stockholder approval, the Purchaser shall vote all of such Investor’s voting securities (in person, by proxy or by action by written consent, as applicable) in favor of, and adopt, such Approved Sale, and will vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company or its stockholders to consummate such Approved Sale.

(b)                                 If the Approved Sale requires the sale of Shares by Purchaser, Purchaser shall sell the same proportion of shares of capital stock of the Company beneficially held by Purchaser on the terms and conditions approved by the Board of Directors and stockholders as set forth above.

(c)                                  Purchaser agrees to execute and deliver all reasonably required documentation and take such other action as is reasonably requested in order to carry out the Approved Sale, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement or similar or related agreement or document.

(d)                                 Purchaser further agrees to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Approved Sale.

SECTION 11.                  Legality Of Initial Issuance.

No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

(a)                                 It and the Optionee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b)                                 Any applicable listing requirement of any stock exchange or other securities market on which Stock is listed has been satisfied; and

(c)                                  Any other applicable provision of state or federal law has been satisfied.

SECTION 12.                  No Registration Rights.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law.  The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

SECTION 13.                  Restrictions On Transfer.

(a)                                 Securities Law Restrictions.  Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(b)                                 Market Stand-Off.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its underwriters.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed 180 days.  The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering.  In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period.  The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (b).  This Subsection (b) shall not apply to Shares registered in the public offering under the Securities Act, and the Optionee shall be subject to this Subsection (b) only if the directors and officers of the Company are subject to similar arrangements.

(c)                                  Investment Intent at Grant.  The Optionee represents and agrees that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

(d)                                 Investment Intent at Exercise.  In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(e)                                  Legends.  All certificates evidencing Shares purchased under this Agreement shall bear the following legend:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES).  SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES AND CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY.  THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(f)                                   Removal of Legends.  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

(g)                                  Administration.  Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on the Optionee and all other persons.

SECTION 14.                  Adjustment Of Shares.

In the event of any transaction described in Section 8(a) of the Plan, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 8(a) of the Plan.  In the event that the Company is a party to a merger or consolidation, this option shall be subject to the agreement of merger or consolidation, as provided in Section 8(b) of the Plan.

SECTION 15.                  Miscellaneous Provisions.

(a)                                 Tax Consequences.  The Company has not provided any tax advice with respect to this Option or the disposition of the Shares.  Optionee should obtain advice from an appropriate independent professional adviser with respect to the taxation implications of the grant, exercise, assignment, release, cancellation or any other disposal of this Option (each, a “Trigger Event”) and on any subsequent sale or disposition of the Shares.  Optionee should also take advice in respect of the taxation indemnity provisions under Section 8 below.  The per share Exercise Price of the Option is intended to be at least equal to the fair market value of the Company’s Common Stock at the date of grant.  The Company has attempted in good faith to make the fair market value determination in compliance with applicable tax law although there can be no certainty that the IRS will agree.  If the IRS does not agree and asserts the fair market value at the time of grant is higher than the Exercise Price, the IRS could seek to impose greater taxes on Optionee, including interest and penalties under Internal Revenue Code Section 409A.  While the Company thinks this is an unlikely event, the Company cannot provide absolute assurance and Optionee may want to consult Optionee’s own tax adviser with any questions.  To the extent permitted by law, Optionee hereby agrees to indemnify and keep indemnified the Company and the Company as trustee for and on behalf of any affiliate entity, in respect of any liability or obligation of the Company and/or any affiliate entity to account for income tax or any other taxation provisions under the laws of Optionee’s country or citizenship and/or residence to the extent arising from a Trigger Event or arising out of the acquisition, retention and disposal of the Shares.  The Company shall not be obliged to allot and issue any of the Shares or any interest in the Shares unless and until Optionee has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any liability the Company has for any amount of, or representing, income tax or any other tax arising from a Trigger Event (the “Option Tax Liability”), or Optionee has made such other arrangement as in the opinion of the Company will ensure that the full amount of any Option Tax Liability will be recovered from Optionee within such period as the Company may then determine.

(b)                                 Rights as a Stockholder.  Neither the Optionee nor the Optionee’s representative shall have any rights as a Stockholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Purchase Price pursuant to Sections 4 and 5.

(c)                                  No Retention Rights.  Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(d)                                 Proprietary Information.  Optionee agrees that all financial and other information relating to the Company furnished to Optionee pursuant to the Plan constitutes “Proprietary Information” of the Company.  Optionee further agrees to hold in confidence and not disclose or, except within the scope of Optionee’s Service, use any Proprietary Information.  Optionee shall not be obligated under this paragraph with respect to information Optionee can document is or becomes readily publicly available without restriction through no fault of Optionee.  Upon termination of Optionee’s employment, Optionee shall promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that Optionee may keep personal copies of materials distributed to stockholders generally.

(e)                                  Notice.  Any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed received (i) the business day following electronic verification of receipt by the receiving machine, if sent by telecopy, provided an additional copy is sent by First Class mail as provided herein, (ii) upon personal delivery to the party to whom the notice is directed, if sent by a reputable messenger service, (iii) the business day following deposit with a reputable overnight courier, or (iv) five days after deposit in the U.S. mail, First Class with postage prepaid.  Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

(f)                                   Entire Agreement.  The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(g)                                  No Other Equity Commitments.  Optionee acknowledges that the grant of Options pursuant to this Agreement satisfies all outstanding commitments, agreements and understandings between the Company and the Optionee with respect to the grant or issue of any stock, options or other Company equity or securities as of the date hereof.

(h)                                 Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

SECTION 16.                  Definitions.

(a)                                 “Agreement” shall mean this Stock Option Agreement.

(b)                                 “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(c)                                  “Cause” shall mean (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company (or a Parent or Subsidiary), which use or disclosure causes material harm to the Company (or a Parent or Subsidiary), (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony or other crime involving dishonesty, breach of trust or physical or emotional harm to any person, (iii) gross negligence or refusal or failure to act in accordance with any specific lawful direction or order of the Company (or a Parent or Subsidiary); (iv) performance of any act or failure to perform any act in bad faith and to the detriment of the Company (or a Parent or Subsidiary); (v) dishonesty, intentional misconduct or material breach of any agreement with the Company (or a Parent or Subsidiary); or (vi) any other event or action constituting cause under any employment or other agreement between the Company and Purchaser.  The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or a Parent or Subsidiary) may consider as grounds for the discharge of an Optionee or Purchaser.

(d)                                 “Change of Control” means (i) a sale of all or substantially all of the Company’s assets; (ii) a merger, consolidation or other corporate reorganization in which the holders of the Company’s voting stock prior to such transaction will hold less than a majority of the voting stock of the surviving corporation, (iii) any other sale transaction, change of control or similar transaction which the Board of Directors determines constitutes a “Change of Control” hereunder.  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(e)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)                                   “Committee” shall mean a committee of the Board of Directors, as described in Section 2 of the Plan.

(g)                                  “Company” shall mean The Trade Desk, Inc., a Delaware corporation.

(h)                                 “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

(i)                                     “Date of Grant” shall mean the date specified in the Notice of Stock Option Grant, which date shall be the later of (i) the date on which the Board of Directors resolved to grant this option or (ii) the first day of the Optionee’s Service.

(j)                                    “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(k)                                 “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(l)                                     “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice of Stock Option Grant.

(m)                             “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith.  Such determination shall be conclusive and binding on all persons.

(n)                                 “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(o)                                 “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(p)                                 “Notice of Stock Option Grant” shall mean the document so entitled to which this Agreement is attached.

(q)                                 “Optionee” shall mean the individual named in the Notice of Stock Option Grant.

(r)                                    “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(s)                                   “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(t)                                    “Plan” shall mean The Trade Desk, Inc.  2010 Stock Plan, as in effect on the Date of Grant.

(u)                                 “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

(v)                                 “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 8.

(w)                               “Right of Repurchase” shall mean the Company’s right of repurchase described in Section 7.

(x)                                 “Securities Act” shall mean the Securities Act of 1933, as amended.

(y)                                 “Service” shall mean service as an Employee, Outside Director or Consultant.

(z)                                  “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 of the Plan (if applicable).

(aa)                          “Stock” shall mean the Common Stock of the Company.

(bb)                          “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(cc)                            “Transferee” shall mean any person to whom the Optionee has directly or indirectly transferred any Share acquired under this Agreement.

(dd)                          “Transfer Notice” shall mean the notice of a proposed transfer of Shares described in Section 8.